UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2014

PROGRESSIVE CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 N Miami Beach Blvd, Ste 1-2

North Miami Beach, Florida 33162

(Address of principal executive offices)

(786) 657-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 5, 2014, Progressive Care, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Exchange Agreement (the “Exchange Agreement”), by and among the Company, Pharmco, LLC, a Florida limited liability company and subsidiary of the Company (“PharmCo”), CareMed Pharmacy, LLC, a Florida limited liability company (“CareMed”), Pharmco Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“PAC”), J3L Holdings, LLC, a Florida limited liability company (“J3L”), PISA Management Company, LLC, a Florida limited liability company (“PISA”), and Mel’s Investment Group, Inc., a Florida corporation (“MIG”).

Pursuant to the Exchange Agreement, the Company acquired one percent (1%) of the issued and outstanding membership interests of PharmCo from PAC and as a result owned one hundred percent (100%) of the issued and outstanding membership interests of PharmCo.

Simultaneously with such acquisition, the Company exchanged forty-nine percent (49%) of the issued and outstanding membership interests of PharmCo to J3L, PISA and MIG in exchange for forty-nine percent (49%) of the issued and outstanding membership interests of CareMed.

As a result of the transactions consummated under the Exchange Agreement, the Company owns fifty-one percent (51%) of the issued and outstanding membership interests of PharmCo and forty-nine percent (49%) of the issued and outstanding membership interests of CareMed.

The above description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, the form of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

Exhibit No.	Document
10.1	Membership Interest Exchange Agreement, dated January 5, 2015*.

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: January 9, 2015	By:	/s/ Shital Parikh Mars
Name: Shital Parikh Mars
Title: Chief Operating Officer

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